Exhibit 4.1

THE SECURITIES OFFERED HEREIN HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERMS IS DEFINED IN THE 1933 ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE 1933 ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE. THIS SUBSCRIPTION IS EXECUTED IN RELIANCE UPON THE EXEMPTIONS PROVIDED BY RULE 506 OF REGULATION D UNDER THE 1933 ACT.

SUBSCRIPTION

THIS SUBSCRIPTION (the “Subscription”) has been executed by the undersigned in connection with the offering of up to 8,000 shares of Series C Convertible Preferred Stock, par value $0.001 (hereinafter referred to as the “Preferred Stock”), of Cano Petroleum, Inc., a corporation organized under the laws of the State of Delaware (hereinafter referred to as the “Issuer”).  There is no minimum offering.  The Preferred Stock being subscribed for pursuant to this Subscription has not been registered under the 1933 Act.  In addition to such other terms as are set forth in this Subscription, the terms on which the Preferred Stock may be converted into shares of the Issuer’s common stock (the “Common Stock”) and the other terms of the Preferred Stock are set forth in the Certificate of Designation for the Preferred Stock attached hereto as Annex I (the “Certificate of Designation”). The offer of the Preferred Stock and, if this Subscription is accepted by the Issuer, the sale of Preferred Stock, is being made in reliance upon Rule 506 of Regulation D promulgated under the 1933 Act. (All dollar amounts in this Subscription are expressed in U.S. Dollars).

The undersigned Subscriber:

NAME:

ADDRESS:

if applicable, a [Corporate][Partnership][Trust] organized under the laws of                                               ,

(hereinafter referred to as the “Subscriber”) hereby represents and warrants to, and agrees with the Issuer as follows:

ARTICLE 1

SUBSCRIPTION

Subscription

1.1                                 The undersigned Subscriber, as principal, hereby subscribes to purchase 750 shares of Preferred Stock (the “Preferred Shares”), having a purchase price of $1,000 per Preferred Share, at an aggregate purchase price of $750,000.00 (the “Subscription Price”).

Minimum Subscription

1.2                                 A minimum number of 100 Preferred Shares must be purchased by the Subscriber.

Method of Payment

1.3                                 The Subscriber shall pay the Subscription Price by delivering good funds in United States Dollars by way of wire transfer of funds to the Issuer and concurrent with the execution and delivery of this Subscription.  The wire transfer instructions are:

Wires from Correspondent Banks Worldwide:

Beneficiary Bank:	TexasBank
300 West Seventh Street
Fort Worth, TX 76102
Tel: 817-850-0051
Beneficiary:	Cano Petroleum, Inc.
ABA Routing#:	111902000
Account Number:	2630009476

On or before December 31, 2004 the Issuer shall take up the Subscription Funds (the “Closing Date”) and issue to the Subscriber a certificate or certificates representing the Preferred Shares (the “Certificates”) pursuant to Article 6 hereof.  In the event that the Closing Date does not occur on or before December 31, 2004, the Issuer shall forthwith return the whole amount of the Subscription Funds to the Subscriber without interest.  The Subscriber acknowledges that the subscription for Preferred Shares hereunder may be rejected in whole or in part by the Issuer in its sole discretion.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

Representations and Warranties

2.1                                 The Subscriber represents and warrants in all material respects to the Issuer, with the intent that the Issuer will rely thereon in accepting this Subscription, that:

(a)                                  Experience.  The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Preferred Shares;

(b)                                 Own Account.  The Subscriber is purchasing the Preferred Shares and the shares of Common Stock to be issued upon conversion of the Preferred Shares (the “Common Shares”, and together with the Preferred Shares, the “Securities”) as principal for its own account.  The Subscriber is purchasing the Securities for investment purposes only and not with an intent or view towards further sale thereof, and has not pre-arranged any sale with any other subscriber;

(c)                                  Not Underwriter.  The Subscriber is not an underwriter, or dealer in, the Securities, and the Subscriber is not participating, pursuant to a contractual agreement, in a distribution of the Securities;

(d)                                 Importance of Representations.  The Subscriber understands that the Securities are being offered and sold to it in reliance on an exemption from the registration requirements of the 1933 Act, and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Securities;

(e)                                  No Registration.  The Preferred Shares have not been registered under the 1933 Act and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless such transaction is the subject of a registration statement filed with and declared effective by the Securities and Exchange Commission (the “SEC”) or unless an exemption from the registration requirements under the 1933 Act, such as Rule 144, is available.  The Purchaser represents and warrants and hereby agrees that all offers and sales of the Securities shall be made only pursuant to such registration or to such exemption from registration;

(f)                                    Risk.  The Subscriber acknowledges that the purchase of the Securities involves a high degree of risk, is aware of the risks and further acknowledges that it can bear the economic risk of the Securities, including the total loss of its investment;

(g)                                 Current Information.  The Subscriber has been furnished with or has acquired copies of all requested information concerning the Issuer, including a copies of reports filed by the Issuer pursuant to the United States Securities Exchange Act of 1934, as amended (the “1934 Act”);

(h)                                 Independent Investigation.  The Subscriber, in making the decision to subscribe for the Preferred Shares, has relied upon independent investigations made by it and its purchaser representatives, if any, and the Subscriber and such representatives, if any, have, prior to making this Subscription, been given access and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from, the Issuer or any person acting on its behalf concerning the terms and conditions of this offering.  The Subscriber and its advisors, if any, have been furnished with access to all materials relating to the business, finances and operation of the Issuer and materials relating to the offer and sale of the Preferred Shares which have been requested.  The Subscriber and its advisors, if any, have received complete and satisfactory answers to any such inquiries;

(i)                                     No Written or Oral Representations.  No person has made to the Subscriber any written or oral representations

(i)                                                             that any person will resell or repurchase the Securities,

(ii)                                                          that any person will refund the purchase price of the Securities, or

(iii)                                                       as to the future price or value of the Securities;

(j)                                     No Recommendation or Endorsement.  The Subscriber understands that no federal or state agency has passed on or made any recommendation or endorsement of the Securities;

(k)                                  Partnership, Corporation or Trust.  If the Subscriber is a partnership, corporation or trust, the person executing this Subscription on its behalf represents and warrants that

(i)                                     he or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Subscription, and

(ii)                                  he or she is duly authorized (and if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Subscription on behalf of such entity;

(l)                                     Non-Affiliate Status.  The Subscriber is not an affiliate of the Issuer nor is any affiliate of the Subscriber an affiliate of the Issuer. In the event that the Subscriber is or becomes an affiliate of the Issuer the Subscriber acknowledges that the Securities held by it will be subject to additional resale restrictions under the 1933 Act;

(m)                               Other Subscribers.  The Subscriber acknowledges that Preferred Shares may be issued to other purchasers under this offering concurrently with the Closing;

(n)                                 No Advertisement or General Solicitation.  The sale of the Preferred Shares has not been advertised through any article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(o)                                 Accredited Investor.  The Subscriber is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Subscription, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.;

(p)                                 Hedging Transactions.  The Subscriber acknowledges and agrees that all offers and sales of the Securities, as applicable, by the Subscriber shall be made only pursuant to registration of the securities under the 1933 Act, or pursuant to an available exemption from the registration requirements of the 1933 Act.;

(q)                                 Sole Beneficial Owner.  Upon consummation of the transactions contemplated by this Subscription, the Subscriber will be the sole beneficial owner of the Preferred Shares issued to it pursuant to this Subscription, and the Subscriber has not pre-arranged any sale with any person or persons in the United States;

(r)                                    No Short Position.  The Subscriber will not, directly or indirectly, or through one or more intermediaries, maintain any short position in the Securities during the applicable distribution compliance period;

(s)                                  Legend.  The Subscriber understands and acknowledges that the Issuer will not allow any transfer or other disposition of the Securities unless the proposed transfer may be effected without any violation of the 1933 Act or any applicable state securities law.  The Certificate(s), as well as any certificate representing the Common Shares, shall bear the following legend in addition to any other legend required under this Subscription:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Non-Merger and Survival

2.2                                 The representations and warranties of the Subscriber contained herein will be true at the date of execution of this Subscription by the Subscriber and as of the Closing Date in all material respects as though such representations and warranties were made as of such times and shall survive the Closing Date and the delivery of the Certificates.

Indemnity

2.3                                 The Subscriber agrees to indemnify and hold harmless the Issuer from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including attorney’s fees incurred in contesting any such claim and any payment made in good faith in settlement of any claim (subject to the right of the Subscriber to defend any such claim), resulting from the breach of any representation or warranty of such party under this Subscription.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

3.1                                 The Issuer, upon taking up and accepting this Subscription, represents and warrants in all material respects to the Subscriber, with the intent that the Subscriber will rely thereon in making this Subscription, that:

(a)                                Legality.  The Issuer has the requisite corporate power and authority to accept this Subscription and to issue, sell and deliver the Preferred Shares; this Subscription and the issuance, sale and delivery of the Preferred Shares hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Issuer; this Subscription and the Preferred Shares have been duly and validly executed and delivered by and on behalf of the Issuer, and are valid and binding agreements of the Issuer, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting creditors’ rights generally;

(b)                               Terms of Preferred Stock.  The terms of Preferred Stock shall be as set forth in the Certificate of Designation delivered to the Subscriber as Annex I hereto;

(c)                                Transfer Restrictions.  Upon the conversion of the Preferred Shares pursuant to this Subscription and the Certificate of Designation, and provided that a registration statement in respect of the Common Shares is in effect as required under all applicable securities laws, such Common Shares shall be freely transferable on the books and records of the Issuer, provided that the sale is made to a bona-fide purchaser and that the prospectus delivery requirements are met. In the event conversion is effected prior to the effectiveness of a registration statement, or in compliance with Rule 144, the certificates representing the Common Shares shall bear the legend stated in Article 2 hereof;

(d)                               Listed Company Status.  The Issuer is required to make current filings with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, the Common Stock is presently quoted on the NASD “Bulletin Board” and the Issuer has received no notice, either oral or written, with respect to its continued eligibility for such listing;

(e)                                Proper Organization.  The Issuer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a materially adverse effect on its business, taken as whole;

(f)                                  No Legal Proceedings.  There is no action, suit or proceeding before or by any court or any governmental agency or body, domestic or foreign, now pending or to the knowledge of the Issuer, threatened, against or affecting the Issuer, or any of its properties or assets, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Issuer, or which might materially and adversely affect the properties or assets thereof;

(g)                               Non-Default.  The Issuer is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound; and

(h)                               Non-Contravention.  The execution and delivery of this Subscription and the consummation of the issuance of the Preferred Shares and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Issuer of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Issuer, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Issuer is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other domestic governmental body having jurisdiction over the Issuer or any of its properties or assets.

Non-Merger and Survival

3.2                                 The representations and warranties of the Issuer contained herein will be true at the date of execution of this Subscription by the Issuer and as of the Closing Date in all material respects as though such representations and warranties were made as of such times and shall survive the Closing Date and the delivery of the Certificates.

Indemnity

3.3                                 The Issuer agrees to indemnify and save harmless the Subscriber from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including attorney’s fees incurred in contesting any such claim and any payment made in good faith in settlement of any claim (subject to the right of the Issuer to defend any such claim), resulting from the breach of any representation, warranty or covenant of such party under this Subscription.

ARTICLE 4

COVENANTS OF THE ISSUER

Covenants of the Issuer

4.1                                 The Issuer covenants and agrees with the Subscriber that:

(a)                                  Reserved Common Stock.  For so long as any Preferred Shares held by the Subscriber shall remain outstanding, the Issuer covenants and agrees with the Subscriber that it will at all times fully reserve from its authorized but unissued Common Stock such sufficient numbers of shares of Common Stock to permit the conversion in full of the Preferred Shares;

(b)                                 Filings.  The Issuer will make all necessary filings in connection with the sale of the Preferred Shares as required by the laws and regulations of all appropriate jurisdictions;

(c)                                  Section 13 Compliance.  The Issuer shall, from and after the Closing Date, use its best efforts to comply with the requirements of Section 13 of the 1934 Act and maintain the quotation of the Common Stock on the NASD “Bulletin Board” or other quotation medium which is equal to or senior to the NASD “Bulletin Board”;

(d)                                 Rule 144 Opinion.  The Issuer will, upon written request by the Subscriber, take such steps as are necessary to cause its counsel to issue an opinion to the Issuer’s transfer agent allowing the Subscriber to offer and sell any Common Shares issued upon conversion of the Preferred Shares in reliance on the applicable provisions of Rule 144 provided that the holding period and other requirements of such Rule 144 are met.  The costs of obtaining such an opinion shall be borne by the Issuer; and

(e)                                  Use of Proceeds.  The Issuer will apply the Subscription Price, together will all other subscription funds received from other subscribers under this offering, substantially in accordance with the use of proceeds attached hereto as Annex II, the terms of which are incorporated by reference herein, and for no other purposes.

Survival

4.2                                 The covenants set forth in this Article 4 shall survive the Closing for the benefit of the Subscriber.

ARTICLE 5

DEMAND REGISTRATION RIGHTS

Registration Statement

4.1                                 Upon receipt of a written request by the Subscriber, the Issuer shall use its best efforts to file a registration statement on Form SB-2 (or similar form) under the 1933 Act and under any applicable Blue Sky laws registering the resale of Common Shares to be issued upon conversion of the Preferred Shares and shall use its best efforts to cause such registration statement to be declared effective by the Commission at the earliest practicable date, all at the Issuer’s sole cost and expense.  Such best efforts shall include promptly responding to all comments received by the staff of the SEC, and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC, and in no event later than twenty-one (21) days from receipt by the

Issuer of the comments of the staff of the SEC.  Such registration statement shall name the Subscriber as a selling shareholder and shall provide for the sale of the Common Shares by the Subscriber from time to time directly to purchasers or in the over-the-counter market or through or to securities brokers or dealers that may receive compensation in the form of discounts, concessions, or commissions.  The Issuer shall provide the Subscriber with such number of copies of the prospectus as shall be reasonably requested to facilitate the sale of the Common Shares.  None of the foregoing shall in any way limit the Subscriber’s rights to sell the Common Shares in reliance on an exemption from the registration requirements under the 1933 Act in connection with a particular transaction. In the event that any other subscribers for Preferred Stock exercise the registration rights provided to them, the Issuer shall also register the resale of the Common Shares to be issued upon conversion of the Preferred Shares subscribed for herein in such registration statement.

Currency of Registration Statement

4.2                                 The Issuer shall use its best efforts to maintain the currency of the registration statement filed with the SEC and under all applicable Blue Sky laws in respect of the Securities for 12 months from the Closing Date.

Indemnification of Subscriber by Issuer

4.3                                 To the extent permitted by law, the Issuer will indemnify the Subscriber, within the meaning of Section 15 of the 1933 Act, with respect to which registration, qualification or compliance has been effected pursuant to this Subscription Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the 1933 Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or treated, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Issuer of the 1933 Act or any rule or regulation promulgated under the 1933 Act applicable to the Issuer in connection with any such registration, qualification or compliance, and the Issuer will reimburse the Subscriber, each of its officers and directors and partners, and each person controlling the Subscriber, each such underwriter and each person who controls any such underwriter, for any legal and any other expense reasonably incurred in connection with investigation, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Issuer (which consent shall not unreasonably be withheld); provided, further, that the Issuer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Issuer by the Subscriber, such controlling person or such underwriter specifically for use therein.  Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the final prospectus filed with the SEC pursuant to Rule 424(b) of the SEC, the indemnity agreement herein shall not inure to the benefit of any underwriter or (if there is no underwriter) the Subscriber if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the 1933 Act.

Indemnification of Issuer by Subscriber

4.4                                 To the extent permitted by law, the Subscriber will indemnify the Issuer, each of its directors and officers, affiliates, counsel, advisors, employees and, each underwriter, if any, of the Issuer’s securities covered by such a registration statement, each person who controls the Issuer or such underwriter within the meaning of Section 15 of the 1933 Act, and each other person selling the Issuer’s securities covered by such registration statement, each of such person’s officers and directors and each person controlling such persons within the meaning of Section 15 of the 1933 Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including attorneys fees and costs, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein or necessary to make the statements therein not misleading or any other violation by the Subscriber of any rule or regulation promulgated under the 1933 Act applicable to the Subscriber and relating to action or inaction required of the Subscriber in connection with any such registration, qualification or compliance, and will reimburse the Issuer, such other person, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Subscriber (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of the Subscriber under this subsection (b) shall be limited in an amount equal to the net proceeds from the sale of the shares sold by the Subscriber, unless such liability arises out of or is based on wilful conduct by the Subscriber.

Removal of Legend

4.5                                 After the registration statement referenced in Section 4.1 is declared effective by the SEC, the Subscriber may deliver to the Issuer the certificate representing the Common Shares issued to the Subscriber and the Issuer will, within three days after receipt by the Issuer of the foregoing, issue a new certificate representing and in exchange for the aforementioned certificate, which new certificate shall be legended as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY BE SOLD PURSUANT TO THE REGISTRATION STATEMENT PROVIDED THAT (I) THE REGISTRATION STATEMENT IS CURRENT AND EFFECTIVE, (II) THE HOLDER COMPLIES WITH THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (III) THE SALE IS IN COMPLIANCE WITH THE PLAN OF DISTRIBUTION SET FORTH IN THE PROSPECTUS. THE TRANSFER OF SUCH SECURITIES IS RESTRICTED AS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

ARTICLE 6

ISSUANCE OF CERTIFICATES

On or immediately following the Closing Date, the Issuer will prepare and issue one or more Certificates for the Preferred Stock registered in such name or names as specified by the Subscriber and cause the same to be delivered to the Subscriber pursuant to the delivery instructions provided by the Subscriber.

ARTICLE 7

CLOSING

Closing shall be effected through the acceptance of this Subscription by the Issuer, the taking up of the Subscription Funds by the Issuer, and the delivery of certificates evidencing the Preferred Stock to the Subscriber (or the Subscriber’s Representative) by the Issuer.

ARTICLE 8

GENERAL PROVISIONS

Governing Law

8.1                                 This Subscription shall be governed by and construed under the law of the State of Delaware without regard to its choice of law provision.  Any disputes arising out of, in connection with, or with respect to this Subscription, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a Court of competent civil jurisdiction sitting in the City of Wilmington, Delaware and nowhere else.

Successors and Assigns

8.2                                 This Subscription shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto.

Execution by Counterparts and Facsimile

8.3                                 This Subscription may be executed in counterparts and by facsimile, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Subscription.

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SIGNATURE PAGE FOR INDIVIDUAL SUBSCRIBER

IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and that he or she has executed this Subscription on this          day of                           , 2004.

Printed Name	Signature

Printed Name	Signature

Agreed to this day of , 2004:

CANO PETROLEUM, INC.

Per:

Print Name:

This is page 12 to the Subscription by the above subscriber to Cano Petroleum, Inc. dated as stated above.

SIGNATURE PAGE FOR ENTITIES

IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and that it caused this Subscription to be duly executed on its behalf on this           day of                          , 2004.

Printed Name	Signature

Printed Title

Agreed to this day of , 2004:

CANO PETROLEUM, INC.

Per:

Print Name:

This is page 12 to the Subscription by the above subscriber to Cano Petroleum, Inc. dated as stated above.

Full Name and Address of Subscriber for Registration Purposes:

NAME:

ADDRESS:

TEL.NO.:

FAX NO.:

EMAIL ADDRESS:

CONTACT NAME:

Delivery Instructions (if different from Registration Name):

NAME:

ADDRESS:

TEL.NO.:

FAX NO.:

CONTACT NAME:

SPECIAL INSTRUCTIONS:

This is page 13 to the Subscription by the above subscriber to Cano Petroleum, Inc.

ANNEX I

CERTIFICATE OF DESIGNATION

S. Jeffrey Johnson certifies that he is the President and James W. Baumgardner certifies that he is the Secretary of Cano Petroleum, Inc., a Delaware corporation (hereinafter referred to as the “Company”) and that, pursuant to the Company’s Certificate of Incorporation, as amended, and Section 151 of the General Business Corporation Law of the State of Delaware, the Board of Directors of the Company adopted the following resolutions on                                  , 2004, and that none of the shares of Series C Convertible Preferred Stock referred to in this Certificate of Designation have been issued.

Creation of Series C Convertible Preferred Stock

1.                                       There is hereby created a series of preferred stock consisting of 8,000 shares and designated as the Series C Convertible Preferred Stock (“Preferred Stock”), having the voting powers, preferences, relative, participating, limitations, qualifications, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

Conversion Provisions

2.                           The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Conversion

(a)                                  Right to Convert.  Subject to paragraph (k) hereof, from and after the day on which the Company receives payment in full for Preferred Stock from and issues Preferred Stock to a particular holder of Preferred Stock (the “Issuance Date”), all Preferred Stock held by that holder shall be convertible at the option of the holder into such number of shares of common stock of the Company (“Common Stock”) as is calculated by the “Conversion Rate” (as hereinafter defined).  Subject to adjustment as set forth herein, the Conversion Rate shall be 266 shares of Common Stock for each one share of Preferred Stock.

(b)                                 Ratchet Provision.  In the event that the Company issues any shares of its Common Stock during the seven hundred and thirty (730) calendar days following the Issuance Date at a price of less than $3.75 per share of Common Stock, the Conversion Rate shall be that number of shares of Common Stock equal to $1,000 divided by the price per share at which the Company issued Common Stock.

(c)                                  Non-Performance Provision.  In the event that the Company fails to meet the Performance Milestones (as those terms are defined in the Management Stock Pool Stock Agreement between the Company and certain directors, officers and employees of the Company dated May 28, 2004 (the Management Stock Pool Agreement”), or in the event that the terms of the Management Stock Pool Agreement are amended with the effect of reducing or eliminating the Performance Milestones, the Conversion Rate shall be the greater of: (i) 266 shares of Common Stock for each one share of Preferred Stock; or (ii) that number of shares of Common Stock equal to $1,000 divided by seventy-five per cent (75%) of the average Market Price (as hereinafter defined) for the five trading days immediately prior to the Conversion Date (as hereinafter defined).

(d)                                 Market Price.  Market Price for a particular date shall be the closing bid price of the shares of Common Stock on such date, as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or

the American Stock Exchange (“AMEX”), or the closing bid price in the over-the-counter market if other than NASDAQ or AMEX.

(e)                                  No Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock, and in lieu thereof the number of shares of Common Stock to be issued for each share of Preferred Stock converted shall be rounded down to the nearest whole number of shares of Common Stock.  Such number of whole shares of Common Stock to be issued upon the conversion of one share of Preferred Stock shall be multiplied by the number of shares of Preferred Stock submitted for conversion pursuant to the Notice of Conversion (defined below) to determine the total number of shares of Common Stock to be issued in connection with any one particular conversion.

(f)                                    Method of Conversion.  In order to convert Preferred Stock into shares of Common Stock, a holder of Preferred Stock shall

(A)      complete, execute and deliver to the Company the conversion certificate attached hereto as Exhibit A (the “Notice of Conversion”), and

(B)        surrender the certificate or certificates representing the Preferred Stock being converted (the “Converted Certificate”) to the Company.

Subject to paragraph 2(h) hereof, the Notice of Conversion shall be effective and in full force and effect for a particular date if delivered to the Company prior to 5:00 pm, eastern standard time, by facsimile transmission or otherwise, provided that particular date is a business day, and provided that the original Notice of Conversion and the Converted Certificate are delivered to and received by the Company within two (2) business days thereafter and that particular date shall be referred to herein as the “Conversion Date”.  The person or persons entitled to receive the shares of Common Stock to be issued upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to and received by the Company within two (2) business days following the Conversion Date, the Notice of Conversion shall become null and void as if it were never given and the Company shall, within two (2) business days thereafter, return to the holder by overnight courier any Converted Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of shares of Preferred Stock that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Company shall deliver a certificate representing the remaining number of shares of Preferred Stock not converted.

(g)                                 Absolute Obligation to issue Common Stock.  Upon receipt of a Notice of Conversion, the Company shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Common Stock to which a converting holder of Preferred Stock shall be entitled as provided herein, which shares shall constitute fully paid and non-assessable shares of Common Stock and shall be issued to, delivered by overnight courier to, and received by such holder by the third (3rd) business day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

(h)                                 Minimum Conversion.  No less than 10 shares of Preferred Stock may be converted at any one time by a particular holder, unless the holder then holds less than 10 shares and converts all such shares held by it at that time.

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Adjustments to Conversion Rate

(i)                                     Reclassification, Exchange and Substitution.  If the Common Stock to be issued on conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Preferred Stock shall, upon its conversion be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Preferred Stock immediately before that changes.

(j)                                     Reorganizations, Mergers, Consolidations or Sale of Assets.  If at any time there shall be a capital reorganization of the Company’s common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2) or merger of the Company into another corporation, or the sale of the substantially all of Company’s properties and assets to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Preferred Stock receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Preferred Stock would have been entitled on such capital reorganization, merger or sale as if the Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (including adjustment of the Conversion Rate then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(k)                                  No Impairment.  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(l)                                     Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Preferred Stock pursuant to paragraphs 2(i) or (j) hereof, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Rate at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s shares of Preferred Stock; and

(m)                               Limitation on Conversion.  Notwithstanding anything to the contrary set forth herein the Preferred Stock held by a particular Purchaser shall not convert if, upon giving effect to such conversion, the aggregate number of shares of Common Stock beneficially owned by that Purchaser and its affiliates exceed

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4.99% of the outstanding shares of the Common Stock following such conversion unless expressly waived by the Purchaser in the Notice of Conversion.

Liquidation Provisions

3.                                       In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Preferred Stock shall be entitled to receive an amount equal to $1,000 per share. After the full preferential liquidation amount has been paid to, or determined and set apart for the Preferred Stock and all other series of preferred stock hereafter authorized and issued, if any, the remaining assets of the Company available for distribution to shareholders shall be distributed ratably to the holders of the Common Stock. In the event the assets of the Company available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid to the holders of the Company’s Series B and Series C Preferred Stock, the entire amount of assets of the Company available for distribution to shareholders shall be paid to the holders of Series B and Series C Convertible Preferred Stock, all of which amounts shall be distributed ratably among holders of each such series of preferred stock, and the Common Stock shall receive nothing. A reorganization or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 3, and the Preferred Stock shall be entitled only to: (i) the rights provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction; (ii) the rights contained in the Delaware General Business Corporation Law; and (iii) the rights contained in other Sections hereof.

Dividend Provisions

4.                                       The holders of shares of Preferred Stock shall not be entitled to receive any dividends.

Reservation of Stock to be issued upon Conversion

5.                                       The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient, based on the Conversion Rate then in effect, to effect the conversion of all then outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, then, in addition to all rights, claims and damages to which the holders of the Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Company to fulfill its obligations to the holders hereunder, the Company will take any and all corporate or other action as may, in the opinion of its counsel, be helpful, appropriate or necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

Notices

6.                                       In the event of the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, the Company shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein (the “Record Date”) a notice specifying the Record Date for the purpose of such distribution and the amount and character of such distribution.

7.                                       Any notices required by the provisions hereof to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Company or to such other address of such holder or its representative as such holder may direct.

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Voting Provisions

8.                           Except as otherwise expressly provided or required by law, the Preferred Stock shall have no voting rights.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series C Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this            day of            , 2004, who, by signing their names hereto, acknowledge that this Certificate of Designation is the act of the Company and state to the best of their knowledge, information and belief, under the penalties of perjury, that the above matters and facts are true in all material respects.

CANO PETROLEUM, INC.

S. Jeffrey Johnson,
President

James W. Baumgardner,
Secretary

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EXHIBIT A

CONVERSION CERTIFICATE

CANO PETROLEUM, INC.

Series C Convertible Preferred Stock

The undersigned holder (the “Holder”) is surrendering to Cano Petroleum, Inc., a Delaware corporation (the “Company”), one or more certificates representing shares of Series C Convertible Preferred Stock of the Company (the “Preferred Stock”) in connection with the conversion of all or a portion of the Preferred Stock into shares of Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”) as set forth below.

1.                                       The Holder understands that the Preferred Stock was issued by the Company pursuant to the exemption for registration under the United States Securities Act of 1933, as amended (the “1933 Act”), provided by Regulation D promulgated thereunder.

2.                                       The Holder acknowledges that the Certificate(s) representing the Common Stock may be legended with the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

3.                                       The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the 1933 Act, (in which case the Holder represents that a prospectus has been delivered) (b) in compliance with Rule 144, or (c) pursuant to some other exemption from registration.

Number of Shares of Preferred Stock being Converted:

Applicable Conversion Rate:

OR

Applicable Alternative Conversion Rate:

Number of Shares of Common Stock To be issued:

Conversion Date:

Delivery instructions for certificates of Common Stock and for new certificates representing any remaining shares of Preferred Stock:

4.                                       The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐                                    B.                                     the undersigned holder (i) purchased the Preferred Stock directly from the Company pursuant to a written subscription agreement; (ii) is converting the Preferred Stock solely for its own account and not on behalf of any other person; and (iii) each of the representations and warranties made at the time of subscription for the purchase of the Preferred Stock remains true and correct on the date of conversion of the Preferred Stock; OR

☐                                    C.                                     the undersigned holder has delivered to the Company an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Company) to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available.

DATED this day of , 20 .

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	)	Signature
Witness	)
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	)	Print full name
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	)	Address in full
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Annex II
Use of Proceeds

8,000 Shares of Series C Convertible Preferred Stock

$1,000 per Share

Maximum
Item	Offering

Gross Proceeds	$8,000,000

Closing Costs	$50,000
Registration Statement	$20,000

Net Proceeds	$7,930,000

Property Acquisitions	$2,500,000
Field Improvements & Drilling Costs	$2,500,000

Total Property Costs	$5,000,000

Operations	$155,000

Marketing Expenses	$1,000,000

Unallocated Working Capital	$1,775,000